EXHIBIT 10 (s)

TIME SHARING AGREEMENT

Dated the 21st day of August 2007

between

Eighteen, LLC,

as Lessor,

and

Alberto-Culver USA, Inc., as Time Sharing Lessee,

as Lessee,

concerning one Gulfstream Aerospace G-IV-SP aircraft bearing

U.S. registration number N18AC and manufacturer’s serial number 1344.

* * *

INSTRUCTIONS FOR COMPLIANCE WITH

“TRUTH IN LEASING” REQUIREMENTS UNDER FAR § 91.23

Within 24 hours of execution of this Time Sharing Agreement:

Mail a copy of the executed document to the

following address via certified mail, return receipt requested:

Federal Aviation Administration

Aircraft Registration Branch

ATTN: Technical Section

P.O. Box 25724

Oklahoma City, Oklahoma 73125

At least 48 hours prior to the first flight to be conducted under this Agreement:

deliver a completed Schedule A containing the departure airport and proposed time of departure of said first flight by facsimile to the FAA Flight Standards

District Office located nearest the departure airport.

Carry a copy of this Time Sharing Agreement in the aircraft at all times.

* * *

This Time Sharing Agreement (this “Agreement”) is made, effective the 21st day of August 2007 (the “Effective Date”), by and between Eighteen, LLC (“Lessor”) and Alberto-Culver USA, Inc. (“Lessee”).

RECITALS:

WHEREAS, Lessor is the owner of that certain Gulfstream Aerospace G-IV-SP civil aircraft bearing manufacturer’s serial number 1344 and the United States Registration Number N18AC;

WHEREAS, Lessor employs a fully qualified flight crew, consisting of a pilot in command and second in command, to operate the Aircraft;

WHEREAS, Lessor operates the Aircraft within the scope of and incidental to its own business; and

WHEREAS, Lessor and Lessee desire to lease said Aircraft and flight crew, from time to time, on a time sharing basis as authorized in Section 91.501(b)(6) of the Federal Aviation Regulations (“FAR”) and defined in Section 91.501 (c) (1) of the FAR.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the parties agree as follows:

1. Term. The Term of this Agreement shall commence on the Effective Date and shall continue for a period of twelve (12) months (the “Initial Term”).

2. Renewal. This Agreement shall be automatically renewed for successive twelve (12) month terms unless terminated in writing by either of the parties as provided in Section 3.

3. Termination. This Agreement may be terminated, with or without cause, by either party upon thirty (30) days written notice to the other party.

4. Aircraft Lease. From time to time during the Term, Lessee may request that Lessor lease the Aircraft with crew to Lessee on a timesharing basis for business purposes of the Lessee. Lessor agrees to use reasonable efforts to accommodate such requests, but it shall have no obligation to lease the Aircraft to Lessee if the Aircraft is needed for the business of Lessor or is otherwise unavailable.

5. Lease Term. The term of each lease period under this Agreement shall begin upon the commencement of the flight or series of flights requested by Lessee and shall end upon the conclusion of such flight or series of flights.

6. Applicable Regulations. The parties agree that for all flights under this Agreement, the Aircraft shall be operated under the pertinent provisions of Subpart F of Part 91 of the FAR. If any provision of this Agreement is determined to be inconsistent with any of the requirements of those regulations, it shall be deemed amended in any respect necessary to bring it into compliance with such requirements.

7.1 Flight Expenses. Lessee shall reimburse Lessor for each flight, or series of flights, conducted under this Agreement. Such reimbursement shall be the lesser of:

7.1.1 the most reasonably comparable first class ticket price per passenger of the Lessee for such flight as reasonably determined by the Lessee, or

7.1.2 all of the actual expenses of each specific flight, or series of flights, as are authorized by Section 91.501 (d) of the FAR. These expenses include and are limited to:

(a)	Fuel, oil, lubricants, and other additives;

(b)	Travel expenses of the crew, including food, lodging and ground transportation;

(c)	Hangar and tie down costs away from the Aircraft’s base of operation;

(d)	Insurance obtained for the specific flight;

(e)	Landing fees, airport taxes and similar assessment;

(f)	Customs, foreign permit, and similar fees directly related to the flight;

(g)	In-flight food and beverages;

(h)	Passenger ground transportation;

(i)	Flight planning and weather contract services; and

(j)	An additional charge equal to 100% of the expenses listed in subparagraph (a) of this paragraph.

8. Federal Excise Tax. In addition to Lessor’s expenses listed in paragraph 7.1 herein, for each flight under this Agreement, Lessee shall pay to Lessor the amount of the federal excise tax imposed by IRC Section 4261.

9. Invoices. Lessor will pay all expenses related to the operation of the Aircraft when incurred, and will provide an invoice in sufficient detail to Lessee in accordance with paragraphs 7 and 8 herein, which invoice shall include a list of passengers, the dates and times of the flights, departure points, intermediate stops, destinations and any other information reasonably required by Lessee by the 5th business day of each month for all flights for Lessee that occurred during the preceding calendar month. Lessee shall pay Lessor for said expenses and excise taxes within twenty days of receipt of such invoice. Lessee shall have the right during normal business hours to inspect the books and records of Lessor pertaining to all flights made pursuant to this Agreement.

10. Flight Information. Lessee will provide Lessor with any information reasonably required by Lessor with respect to any proposed flight pursuant to this Agreement.

11. Scheduling of Aircraft. Lessor shall have final authority over the scheduling of the Aircraft; provided, however, that Lessor will make reasonable efforts to accommodate Lessee’s needs and avoid conflicts in scheduling.

12. Control of Aircraft. During all flights under this Agreement, the Aircraft shall be within the possession, command, and control of Lessor, and all such flights shall be under the operational control (as that term is defined in Section 1.1 of the FAR) of Lessor.

13. Maintenance of Aircraft. Lessor shall be solely responsible for providing for the inspection, maintenance, preventive maintenance, overhaul, and servicing (hereinafter “Maintenance”) of the Aircraft, and shall take such requirements into account in scheduling the Aircraft. No period of required Maintenance shall be delayed or postponed for the purpose of scheduling the Aircraft, unless such Maintenance can be safely conducted at a later time in compliance with all applicable laws and regulations.

14. Authority of Pilot in Command. The pilot in command (as that term is defined in Section 1.1 of the FAR) shall have final and complete authority to terminate a flight, refuse to commence a flight, cancel any flight, or take any other action required for safety without liability for loss, injury, damage, or delay. Further, Lessee agrees that Lessor shall not be liable for delay or failure to provide the Aircraft and/or flight crew when such delay or failure is the result of force majeure, including without limitation, government regulation or authority, mechanical difficulty, war, civil commotion, strikes or labor disputes, weather conditions, or acts of God.

15. Flight Crew. Lessor shall contract for or employ, pay for and provide to Lessee a fully-qualified and trained flight crew, consisting of at least a pilot in command and a second in command, for each flight undertaken under this Agreement.

16. Passengers and Baggage. There may be carried on the Aircraft on all flights under this Agreement such passengers and baggage/cargo as Lessee in his/her sole but reasonable discretion shall determine (subject to the final authority of the pilot in command); provided, however, that the passengers to be carried on such flights shall be limited to those permitted under the pertinent provisions of Part 91 of the FAR, and that the number of such passengers shall in no event exceed the number of passenger seats legally available in the Aircraft and the total load, including fuel and oil in such quantities as the pilot in command shall determine to be required, shall not exceed the maximum allowable load for the Aircraft for such flight(s).

17. Prohibited Items. Lessee agrees that it shall not permit the carriage of any contraband, prohibited dangerous goods, or prohibited controlled substances on the Aircraft at any time.

18. Damage to Aircraft. Except to the extent caused by an affiliate of Lessor, Lessee agrees to be solely responsible for any damage, normal wear and tear excepted, to the Aircraft that may be caused by Lessee’s passengers, baggage, or cargo.

19. Lessee’s Warranties. Lessee warrants that:

(a)	Lessee will not use the Aircraft for the purpose of providing transportation of passengers or cargo for compensation or hire;

(b)	during the term of this Agreement, Lessee will abide by and conform to all such laws, governmental and airport orders, rules and regulations, as shall from time to time be in effect relating in any way to the operation and use of the Aircraft by Lessee.

20. Lessor as Agent for Lessee. Lessee hereby appoints Lessor as agent for Lessee for the purpose of providing notification to the FAA as required by Section 91.23 of the FAR.

21. Assignment. Neither this Agreement nor any party’s interest herein shall be assignable to any other party whatsoever. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, representatives and successors.

22. Modification. This Agreement cannot be and shall not be modified, altered, or amended except by written agreement executed by all parties.

23. Aircraft Base. For the purposes of this Agreement, the base of operations of the Aircraft shall be Chicago Executive Airport , Wheeling, Illinois.

24. Governing Law. The parties agree and acknowledge that this Agreement was reached and executed in the State of Illinois and the laws of the State of Illinois, without giving effect to its conflict of law provisions, shall govern this Agreement.

25. Headings. The headings in this Agreement are inserted for convenience only and shall not affect the terms hereof.

26. TRUTH IN LEASING STATEMENT UNDER SECTION 91.23 OF THE FAR.

WITHIN THE TWELVE (12) MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT, THE AIRCRAFT HAVE BEEN INSPECTED AND MAINTAINED IN ACCORDANCE WITH THE FOLLOWING PROVISIONS OF FAR:

CHECK ONE:

☐	91.409 (f) (1): A continuous airworthiness inspection program that is part of a continuous airworthiness maintenance program currently in use by a person holding an air carrier operating certificate or an operating certificate issued under FAR Part 121, 127, or 135 and operating that make and model aircraft under FAR Part 121 or operating that make and model under FAR Part 135 and maintaining it under FAR 135.411(a)(2).

☐	91.409 (f) (2): An approved aircraft inspection program approved under FAR 135.419 and currently in use by a person holding an operating certificate issued under FAR Part 135.

☒	91.409 (f) (3): A current inspection program recommended by the manufacturer.

☐	91.409 (f) (4): Any other inspection program established by the registered owner or operator of the Aircraft and approved by the Administrator of the Federal Aviation Administration in accordance with FAR 91.409 (g).

THE PARTIES HERETO CERTIFY THAT DURING THE TERM OF THIS AGREEMENT AND FOR OPERATIONS CONDUCTED HEREUNDER, THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED IN ACCORDANCE WITH THE PROVISIONS OF FAR:

CHECK ONE:

☐ 91.409 (f)(1)	☐ 91.409 (f)(2)	☒ 91.409 (f)(3)	☐ 91.409 (f)(4)

LESSOR SHALL HAVE AND RETAIN OPERATIONAL CONTROL OF THE AIRCRAFT DURING ALL OPERATIONS CONDUCTED PURSUANT TO THIS AGREEMENT. EACH PARTY HERETO CERTIFIES THAT IT UNDERSTANDS THE EXTENT OF ITS RESPONSIBILITIES, SET FORTH HEREIN, FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FEDERAL AVIATION ADMINISTRATION FLIGHT STANDARDS DISTRICT OFFICE.

THE PARTIES HERETO CERTIFY THAT A TRUE COPY OF THIS AGREEMENT SHALL BE CARRIED ON THE AIRCRAFT AT ALL TIMES, AND SHALL BE MADE AVAILABLE FOR INSPECTION UPON REQUEST BY AN APPROPRIATELY CONSTITUTED AND IDENTIFIED REPRESENTATIVE OF THE ADMINISTRATOR OF THE FAA.

IN WITNESS WHEREOF, the, parties have executed this Agreement the 21st day of August 2007.

ALBERTO-CULVER USA, INC.		EIGHTEEN, LLC

By:	/s/ Gary P. Schmidt	By:	/s/ Carol L. Bernick
Name:	Gary P. Schmidt	Name:	Carol L. Bernick
Title:	Secretary	Title:	Co-Trustee of Member

AIRCRAFT TIME SHARING AGREEMENT

SCHEDULE A

FSDO Notification Letter

Date:                     , 2007

Via Facsimile

Fax:

Federal Aviation Administration

RE:	FAR Section 91.23 FSDO Notification

First Flight Under Lease of Gulfstream Aerospace G-IV-SP, N18AC, s/n 1344

To whom it may concern:

Pursuant to the requirements of Federal Aviation Regulation Sections Section 91.23(c)(3), please accept this letter as notification by Eighteen, LLC, as representative for the Lessee, that such Lessee will acquire and take delivery of a leasehold interest in the above referenced aircraft on the      day of              2007, and that the first flight of the aircraft under the lease will depart from                                          Airport on the      day of             , 2007, at approximately              (am / pm) local time.

Should you require any additional information, please contact (Mr. / Ms.)                         , at telephone:                 .

Sincerely,

EIGHTEEN, LLC

By:
Name:
Title: